EXHIBIT 10.1

***TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. SECTIONS 200.80 (B)(4),
200.83 AND 240.24B-2

            AGREEMENT RESPECTING MODIFIED VERSION OF DESKTOP DNA(TM)

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
PREVIO, INC. INFORMATION:                        MIRAMAR SYSTEMS, INC. INFORMATION:
------------------------                         ---------------------------------

                                                 Miramar Address for Notice:
Previo Address For Notices:                      10 East Yanonali Street
12636 High Bluff Drive, Suite 400                Santa Barbara, CA 93101
San Diego, CA 92130


Previo Contact Person:                           Miramar Contact Person:
Cliff Flowers                                    Greg Goodman
---------------------------------------          ----------------------------------------

Previo Contact Person Telephone Number:          Miramar Contact Person Telephone Number:
858-794-4350                                     805-966-2432 x114
---------------------------------------          ----------------------------------------

Previo Contact Person Email Address              Miramar Contact Person Email Address:
 cliff.flowers@previo.com                        gman@miramar.com

---------------------------------------          ----------------------------------------

=========================================================================================

     This Agreement ("Agreement") is entered into by and between Miramar Systems, Inc., a California corporation (hereinafter "Miramar"), and Previo, Inc., a Delaware corporation (hereinafter, "Previo"), effective as of the date fully signed by both parties as indicated at the bottom of this cover page (the "Contract Date"). This Agreement consists of this cover page and the following 15 pages, in addition to the Exhibits and Schedules that are attached hereto and incorporated herein by reference. The parties have executed this Agreement on this cover page below intending to be bound hereby as of the signed and in consideration of the promises, covenants and agreements set forth herein.


PREVIO, INC.,                                         MIRAMAR SYSTEMS, INC.
a Delaware corporation                                a California corporation

By:  /S/ CLIFF FLOWERS                                By:  /S/ M. W. STEIN
   -----------------------                               -----------------------

Print Name: Cliff Flowers                             Print Name: M. W. Stein

Title: CFO                                            Title: CFO

Date: October 12, 2000                                Date: October 6, 2000

Confidential Information
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MIRAMAR AND PREVIO AGREE AS FOLLOWS:

ARTICLE 1.0 GENERAL AGREEMENT; PURPOSE

     The purpose of this Agreement is to set forth the terms and conditions upon which: (a) Miramar will develop and deliver to Previo a modified version of that certain software program developed, marketed and sold by Miramar commonly known as "Desktop DNA" (the existing version of such software referred to herein as the "Product" and the modified version developed pursuant to this Agreement being referred to herein as the "Modified Product"); and (b) Previo will incorporate the Modified Product with and into its current and future versions of Previo's "eSupport Essentials" product offerings (collectively referred to as the "Previo Product") for license to third party users either directly by Previo or through Previo's authorized resellers.

ARTICLE 2.0 TERM

     The initial term of this Agreement shall commence on the Contract Date and shall terminate on the last day before the second anniversary of the Acceptance Date (as such term is defined below). Subject to the termination right set forth in this Article 2, upon the expiration of the initial two year term, the term of this Agreement shall automatically be renewed for consecutive annual periods, and each such renewal annual term shall terminate on the last day before the following anniversary of the Acceptance Date. Notwithstanding the foregoing, either party may terminate this Agreement effective at the expiration of the initial two year term or any subsequent renewal annual term by giving not less than 90 days notice to the other party prior to the expiration of the then current term, except that Miramar's right to such termination is not available with respect to the first annual period subsequent to the initial two year term. Should Previo elect to continue the term of this agreement for a one year period subsequent to the initial two year term, then Previo will make additional royalty prepayments as shown in schedule 3 to this agreement. This termination right, and the term as set forth in this Article are subject to the early termination rights of the parties set forth elsewhere in this Agreement.

ARTICLE 3.0 DEVELOPMENT OF MODIFIED PRODUCT

         Section 3.1. PROCESS DOCUMENTS

            3.1.1 Product Requirements Document ("PRD")

     As soon as possible after the Contract Date, but not later than 30 days after the Contract Date, Previo shall prepare and deliver to Miramar a Product Requirements Document ("PRD") which shall outline Previo's requirements for the Modified Product. The PRD shall contain sufficient detail and be presented in a format which will enable Miramar to modify the Product to develop the Modified Product in accordance with Previo's specifications. Previo shall update, revise or clarify the PRD as may reasonably be necessary upon Miramar's request in order to resolve ambiguities or uncertainties in the PRD. The parties shall work together in the interpretation and understanding of the requirements of the PRD.

            3.1.2 Test Plan

     Miramar will deliver to Previo within the time period shown on Schedule 1 attached hereto and incorporated herein by this reference, a Test Plan describing the tests that Miramar will execute on the Product and the Modified Product prior to delivering code to Previo. Miramar shall update, revise or clarify the Test Plan as may reasonably be necessary upon Previo's request in order to resolve ambiguities or uncertainties in the Test Plan.

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                                       17
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            3.1.3 Acceptance Test Plan

     Previo will deliver to Miramar within the time period shown on Schedule 1 an Acceptance Test Plan describing the tests and configurations to be used by Previo in determining whether the Modified Product conforms to the PRD. Previo shall update, revise or clarify the Acceptance Test Plan as may reasonably be necessary upon Miramar's request in order to resolve ambiguities or uncertainties in the Acceptance Test Plan. Once agreed to by both parties, the Acceptance Test Plan cannot be modified without approval of both parties.

            Section 3.2. MODIFICATION OF THE PRODUCT

     Upon receipt of the PRD, Miramar shall commence the development of the Modified Product in accordance therewith. Previo shall deliver or otherwise make available to Miramar all interfaces, required Previo Product code, technical information and technical assistance as may reasonably be required by Miramar to develop the Modified Product such that the Modified Product will function and integrate with the Previo Product in the manner described in the PRD.

            Section 3.3. DELIVERY OF MODIFIED PRODUCT; ACCEPTANCE AND TESTING

            3.3.1 Miramar shall deliver to Previo a "beta" binary code version of the Modified Product for testing by Previo, and one or more nearly final versions ("Release Candidates") leading to a final "shipping" version of the Modified Product within the time periods shown on Schedule 1. At the time Miramar delivers code versions to Previo, it will also provide a list of any unresolved bugs ("Defects") that may exist.

            3.3.2 Previo shall, upon receipt of the beta version of the Modified Product, test the Modified Product according to the Acceptance Test Plan to determine if it conforms with the PRD and otherwise if it functions with the Previo Product. Previo shall provide to Miramar written comments ("Defects") concerning the conformance of the Modified Product with the PRD and otherwise with respect to the functionality of the Modified Product within the time period shown on Schedule 1 to permit Miramar to further modify the Modified Product to create a Release Candidate that meets the requirements of the PRD and otherwise satisfies Previo's requirements for the Modified Product. At the end of the beta test period, Previo and Miramar shall review the combined list of Defects and mutually agree on those that must be rectified in the Release Candidate ("Must Fixes") and Previo will then document such through a mutually agreed upon written summary ("Release Plan").

            3.3.3 Miramar shall provide to Previo within the time period shown on Schedule 1 a Release Candidate. Previo shall, within the time period shown on
Schedule 1, either accept or reject the Release Candidate version of the Modified Product, using procedures defined in the Acceptance Test Plan. Previo may reject the Release Candidate only in the event the Modified Product fails to conform with the requirements of the PRD, fails to function properly when integrated with the Previo Product, or fails to conform to the Release Plan. Previo's rejection shall be in writing delivered to Miramar within the time provided on Schedule 1, which writing shall include a statement of the basis for rejection, including any additional Defects. Previo and Miramar will mutually agree on Defects resulting in additional Must Fixes and document such through a mutually agreed upon and updated Release Plan.

            3.3.4 In the event Previo duly rejects the Release Candidate of the Modified Product, Miramar shall further modify the Modified Product to address the problems stated on the updated Release Plan, and shall return the modified Release Candidate version to Previo within the time period shown on Schedule 1. Previo shall test such modified Release Candidate within the time period shown on Schedule 1, according to the Acceptance Test Plan. Previo shall accept the Release Candidate unless the Release Candidate fails to conform to the updated Release Plan or unacceptable side effects are introduced as a result of correcting Must Fixes, in which case Previo may reject the modified Release Candidate by giving written notice of rejection which shall include a statement for the basis for rejection, including additional Defects.

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            3.3.5 In the event Previo rejects the modified Release Candidate of the Modified Product under Section 3.3.4, the process described in Sections
3.3.3 and 3.3.4 will be repeated.

            3.3.6 Previo's acceptance of the Release Candidate version of the Modified Product may be either through its affirmatively giving written notice of acceptance or by its failing to reject within the time periods specified in
Schedule 1. Previo's acceptance shall be effective on the earlier of the day on which Previo gives written notice of Acceptance to Miramar and the last day for rejection as specified on Schedule 1 without Previo's having duly rejected the Modified Product (such date being referred to herein as the "Acceptance Date").

            3.3.7 Within 30 days after the Acceptance Date, Previo shall integrate the Modified Product with and into all versions of the Previo Product sold, licensed and distributed directly by Previo or via an ASP or MSP subscription service, or distributed through Previo's authorized resellers; provided, however, that Miramar acknowledges that Previo may provide a version of the Previo Product without the Modified Product to one or more OEM, ASP, or MSP resellers in the event such OEM, ASP, or MSP resellers are unwilling to accept the Previo Product with the Modified Product integrated therein.

         Section 3.4. PAYMENTS FOR DEVELOPMENT OF THE MODIFIED PRODUCT

     Previo shall pay a total of [...***...] to Miramar as a fee for nonrecurring engineering of the Modified Product (the "NRE Fee"). The NRE Fee shall be payable as follows:

            3.4.1 [...***...] shall be payable upon the Contract Date;

            3.4.2 [...***...] shall be payable upon delivery by Miramar of the beta version of the Modified Product; and

            3.4.3 [...***...] shall be payable upon the Acceptance Date.

Article 4.0 LICENSE GRANTS

         Section 4.1. GRANT OF LICENSE IN MODIFIED PRODUCT

     Miramar hereby grants to Previo an exclusive, worldwide license to use, possess, reproduce, and to incorporate the Modified Product with and into the Previo Product only for the purpose of marketing and relicensing the Modified Product as an integrated feature of the Previo Product, to Previo's customers and licensees in the ordinary course of its business, either directly or through resellers. The scope of the license grant includes the right to market and license the Previo Product with the Modified Product integrated therein directly to third parties, via an ASP or MSP subscription model, or through an authorized Previo OEM reseller.

Confidential Information                       *CONFIDENTIAL TREATMENT REQUESTED
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         Section 4.2. GRANT OF RIGHT TO USE MIRAMAR TRADEMARK

     Miramar grants to Previo the right to use Miramar's trade names and trademarks, including the "Desktop DNA" and "Miramar Systems, Inc." trademarks, exclusively for the purposes set forth in this Agreement and for no other purpose. The use of Miramar's trade names and trademarks by Previo shall be subject to and in accordance with Miramar's written instructions and policies delivered to Previo from time to time.

         Section 4.3. GRANT OF LICENSE IN PREVIO PRODUCT FOR DEVELOPMENT OF MODIFIED PRODUCT

     Previo hereby grants to Miramar a license in so much of the Previo Product as is provided to Miramar in accordance with Section 3.2 above in connection with Miramar's development of the Modified Product to use and copy the Previo Product only as necessary to develop the Modified Product in accordance with the PRD and as otherwise instructed by Previo.

         Section 4.4. LICENSES CO-TERMINUS WITH TERMINATION OF AGREEMENT

     Subject to the provisions of Article 6 below, the licenses granted under this Article 4 shall terminate automatically and without further action upon the termination of this Agreement for any reasons, excepting as described in Section
9.2.3 below.

Article 5.0 OWNERSHIP

         Section 5.1. OWNERSHIP OF THE PRODUCT

     Miramar represents that it has all rights in and to the Product as are necessary to market and license the Product and to modify the Product to develop the Modified Product. Nothing in this Agreement is intended to constitute a license or other transfer of any interest in the Product by Miramar to Previo, nor does this Agreement confer unto Previo any right to license or transfer any rights in the Product or any copy of the Product.

         Section 5.2. OWNERSHIP OF THE PREVIO PRODUCT

     Previo represents that it has all rights in and to the Previo Product as are necessary to market and license the Previo Product and to integrate the Modified Product with and into the Previo Product. Except as provided in Article 4 above, nothing in this Agreement is intended to constitute a license or other transfer of any interest in the Previo Product by Previo to Miramar, nor does this Agreement confer unto Miramar any right to license or transfer any rights in the Previo Product. Except as is expressly authorized herein, Miramar shall not copy, modify, reproduce, reverse engineer, decompile, disassemble, or otherwise attempt to determine the source code for the Previo Product in any way. Miramar shall not have the right to make any derivative works based on the Previo Product, or the underlying ideas, concepts and know-how on which it is based.

         Section 5.3. OWNERSHIP OF THE MODIFIED PRODUCT

     Full ownership of, and title to, the Modified Product and all copies thereof and all associated documentation, and the proprietary rights therein, shall remain with and be vested in Miramar and its licensors, subject to the license granted in Section 4.1 above. Except as is expressly authorized herein, Previo shall not copy, modify, reproduce, reverse engineer, decompile, disassemble, or otherwise attempt to determine the source code for the Modified Product, or for the Product, in any way. Previo shall not have the right to make any derivative works based on the Modified Product or the Product, or the underlying ideas, concepts and know-how on which they are based.

Article 6.0 END-USERS

     Previo shall only distribute the Modified Product as an integrated feature of the Previo Product as contemplated herein to end-users - directly or through resellers - under the terms of a signed or otherwise validly accepted license agreement which as to proprietary rights, limitations of liability, warranty and consequential damages, are at least as protective and restrictive as the Miramar End-User License accompanied with the Product, a copy of which is attached hereto as EXHIBIT A. Previo shall make no representations or warranties on behalf of Miramar. Previo agrees to indemnify, defend, and hold Miramar harmless from and against any claim, injury, loss or expense, including reasonable attorneys' fees, arising out of (a) the failure of Previo to comply with the provisions of this entire Article 6, or (b) any other wrongful conduct of Previo, its resellers or agents.

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Article 7.0 SOURCE CODE ESCROW

         Section 7.1. ESTABLISHMENT OF ESCROW

     Upon written request of Previo, Miramar will establish an escrow arrangement with a suitable third party software escrow company. This escrow arrangement will require Miramar to deposit with the escrow company the latest version of the source code for the Modified Product, along with the necessary tools and documentation to permit Previo to perform necessary maintenance to the Modified Product. Such escrow, and the obligation to maintain the same, will terminate concurrent to the termination of this Agreement. Previo acknowledges that the source code is Confidential Information of Miramar and is proprietary to Miramar and that any use thereof which is an infringing use or which is beyond the license granted in this Agreement will cause irreparable harm to Miramar and that injunctive relief shall be available to Miramar to prevent or stop any such use. The source code to the Modified Product along with any modifications to the source code will remain the property of Miramar notwithstanding its release. In the event that the condition which resulted in the release of source code to the Modified Product is removed or remedied, then Previo shall return all source code and related modifications to Miramar within 5 working days of written request by Miramar certifying that these conditions have been eliminated.

         Section 7.2. RELEASE CONDITIONS

     The escrow instructions will set forth the conditions whereby the escrow holder will be authorized to release the source code to Previo. These conditions shall include, and be limited to: (i) Miramar's ceasing to maintain or support the Modified Product according to the terms and conditions in this Agreement;
(ii) Miramar's ceasing to do business generally; (iii) Miramar's having transferred all or substantially all of its assets or obligations to a third party where such third party has not assumed all of the obligations of Miramar as set forth in this Agreement; (iv) Miramar's having transferred all or substantially all of the Product, its further development, or its support obligations to a third party where such third party has not assumed all of the obligations of Miramar as set forth in this Agreement. In the event such third party is unwilling or unable to perform such support obligations as defined in this Agreement, then Previo shall receive a source code release.

         Section 7.3. FEES AND EXPENSES IN CONNECTION WITH ESCROW

     Previo agrees to pay for, or reimburse Miramar for all of the out of pocket expenses associated with (i) establishing an escrow arrangement for the source code to the Modified Product; and (ii) all on going out of pocket expenses associated with the continuation of such an escrow arrangement including, but not limited to, annual fees, deposit fees and release fees.

         Section 7.4. ARBITRATION

     The escrow instructions shall provide for expedited arbitration proceedings in the event of any disagreement or dispute respecting the occurrence or nonoccurrence of any release condition, including, but not limited to, the appointment of a single arbitrator and limited discovery and argument proceedings.

         Section 7.5. EXPANDED LICENSE RIGHTS

         Section 7.6. Upon such Release Conditions as described in Section 7.2, and notwithstanding the provisions of Section 5.3, the license rights granted to Previo will expand to allow it to perform routine maintenance of the Modified Product for a period of time corresponding to the then current term of the contract, as defined in Sections 2.0 and 9.2.3, plus 1 year, such rights to terminate earlier according to the provisions of Section 7.1.

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Article 8.0 MAINTENANCE AND SUPPORT

         Section 8.1. ERRORS, BUGS AND MALFUNCTIONS

     During the term of this Agreement, Miramar shall exercise commercially reasonable efforts to promptly correct any error, bug, or malfunction in the Modified Product reported by Previo.

         Section 8.2. MAINTENANCE

     MIRAMAR shall provide Previo with maintenance for the Modified Product throughout the term of this Agreement. Maintenance shall consist of the following:

         (a) A technical support contact to support Previo from 8 am to 5 pm Monday through Friday PST will be identified within 30 days of the Acceptance Date. Miramar will simultaneously provide to Previo an escalation contact in Miramar management to address situations wherein the response times described below are not met or when a Severity 1 problem as described in Section 8.3 has been identified by Previo management. In addition, a procedure for contacting these persons will be established, which will include their telephone numbers, email addresses, and any other related information;

         (b) Miramar shall exercise commercially reasonable efforts to respond to Previo's technical support requests as promptly as possible and in no event later than within 8 business hours for Severity 1, 16 business hours for Severity 2, or 24 business hours for Severity 3 problems (with Severity definitions described in Section 8.3), from the time of initial contact by Previo ; and

         (c) Previo will receive all updates and upgrades to the Product that pertain to the Modified Product as they become commercially available. Previo and Miramar shall mutually agree upon a modified Acceptance Test Plan to be executed by Previo to ascertain whether the updated Modified Product functions correctly in the target environment. Miramar shall exercise commercially reasonable efforts to promptly correct any malfunctions found during such tests.

         (d) Previo may from time to time identify enhancements to the Modified Product that will increase its value in the market. Previo will present these enhancements to Miramar through an updated PRD. Should the parties mutually agree that such enhancements are worthwhile and feasible, they will attempt to negotiate an amendment to this Agreement to include these enhancements.

         Section 8.3. ERROR REPORTING

     Previo shall report and classify errors in the shipping Modified Product to Miramar according to the following:

         (a) Severity 1 - the Modified Product fails in a catastrophic manner that makes it effectively useless to the customer in most if not all situations in which the customer is interested in using the Modified Product. There are no viable workarounds or alternatives. The customer may return the product if a remedy is not forthcoming.

         (b) Severity 2 - a significant feature or function of the Modified Product fails in a manner that makes that feature or function effectively useless to the customer in a significant number of situations in which the customer is interested in using the Modified Product. There are no viable workarounds or alternatives for the failing functionality.

         (c) Severity 3 - Some portion of the Modified Product fails. The customer has reasonable workarounds or alternatives for situations in which the customer is interested in using the Modified Product.

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     Subsequent to the termination of this agreement, and for a period of one year after the last sale of the Modified Product by Previo, Miramar will provide technical and developmental support as requested by Previo at an hourly amount not to exceed of $100.00. Miramar shall provide an estimate to Previo of the total hours anticipated to provide the requested maintenance prior to performing such work, and shall not begin such work until Previo has provided a purchase order to Miramar authorizing the work.

Article 9.0 FEES

         Section 9.1. FEES PAYABLE TO MIRAMAR

     In consideration of the licenses, covenants and agreements granted hereunder, Previo shall pay the following royalties and fees to Miramar:

            9.1.1 The NRE Fee; as detailed in section 3.4 of this Agreement.

            9.1.2 A royalty fee (the "Royalty Fee") equal to a percentage of Previo's Net Revenues will be determined with reference to Previo's books and records regularly maintained in accordance with GAAP. The Royalty Fee shall be calculated and paid in accordance with the provisions of Section 9.2.

         Section 9.2. ROYALTY FEE

            9.2.1 "Net Revenues" is defined as gross revenues less any returns and discounts which are earned as a result of: i) the shipping, licensing, or distribution of the Previo Product by either Previo or a reseller of Previo, commencing with the first shipment of the Previo Product in a form that includes the Modified Product, or ii) subscription revenues through ASP or MSP models (where a party other than Previo is the ASP or MSP) for the Previo Product in a form that includes the Modified Product, or iii) royalty revenues from OEMs that license the Previo Product in a form that includes the Modified Product. Net Revenues specifically exclude revenues received solely on account of consulting services. The percentages of Net Revenues from which the Royalty Fee will be determined are as set forth on Schedule 2 attached hereto and incorporated herein by this reference.

            9.2.2 Previo or Previo's agent will keep adequate records regarding all sales or other sources of Net Revenues, and the calculations thereof, during the term of this Agreement and shall report to Miramar at the end of each calendar quarter the total Net Revenues for the previous quarter and the manner and basis for the calculation thereof, no later than the 30th day following the end of the quarter. If Miramar reasonably believes that Previo's reporting is inaccurate, Miramar may request that Previo have a mutually agreed-upon independent auditor audit Previo's records in a non-disruptive manner and give Miramar a written certification that such amounts are correct. Audits will occur no more than once each twelve (12)-month period and the cost of such audits will be borne by Miramar; provided, however, that in the event an audit reveals an underpayment exceeding five percent (5%) then Previo, in addition to immediately paying the underpayment plus interest on the underpaid amount computed at 1.5% per month, shall also be responsible for the full reasonable cost of the audit, but in no case for an audit cost exceeding $50,000.

            9.2.3 Previo shall make prepayments toward the Royalty Fee in the amounts and at the times set forth on Schedule 3 attached hereto and incorporated herein by this reference. Such prepayments shall be in consideration for the exclusivity provisions of Section 13.2 hereof (except for payments 9-12 for which no exclusivity shall be ascribed), and shall be credited to actual Royalty Fees on a dollar for dollar basis. If, upon the effective date of the termination of this Agreement by either party, an amount of prepaid Royalty Fees are in Miramar's possession and have not been previously credited against actual Royalty Fees, the Agreement shall survive termination until the earlier of: (a) the date on which actual unpaid Royalty Fees equal or exceed unused prepaid Royalty Fees; and (b) one year after the date on which this Agreement would have terminated but for this Section 9.2.3, except in the event Previo has exercised its option to extend the term of this Agreement for a one year term subsequent to the initial two year term, the Agreement shall survive termination for a maximum of six additional months after the date on which this Agreement would have terminated but for this section 9.2.3. Any prepaid Royalty Fees remaining upon such termination shall be retained by Miramar.

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         Section 9.3. TAXES

     Each party shall be responsible for the taxes to which it is subject and for which it is legally responsible. Previo shall be responsible for any and all taxes arising out of the license of the Previo Product as contemplated herein.

Article 10.0 LIMITATION OF LIABILITY

     NEITHER PARTY WILL BE LIABLE FOR ANY (I) INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR LOSS OF USE OR DATA OR (II) PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, ARISING OUT OF ANY BREACH OR FAILURE UNDER THIS AGREEMENT, EVEN IF A PARTY HAS ADVISED THE OTHER PARTY OF THE POSSIBILITY OF THE DAMAGE AND EVEN IF A PARTY ASSERTS OR ESTABLISHES A FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED IN THIS AGREEMENT.

Article 11.0 NON-DISCLOSURE AGREEMENT

         Section 11.1. PREVIO'S AGREEMENT

     Previo will retain in confidence, and require its employees and permitted consultants and agents (including replicators), to retain in confidence all Confidential Information of Miramar, and will make no use of such Confidential Information, except under the terms and during the existence of this Agreement (including any renewals of this Agreement), and for a period of three years after. However, Previo shall have no obligation to maintain the confidentiality of information that: (i) it received rightfully from another party prior to its receipt from Miramar; (ii) Miramar has disclosed to a third party without any obligation to maintain such information in confidence; (iii) Previo can document as having been independently developed by or for Previo without use of Miramar's Confidential Information; or (iv) becomes publicly available by means other than breach of Previo's obligations under this Agreement. Further, Previo may disclose Confidential Information as required by governmental or judicial order, provided Previo gives Miramar prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure. Previo shall treat the terms and conditions of this Agreement as confidential; however, Previo may disclose such information in confidence to its immediate legal and financial consultants as required in the ordinary course of Previo's business.

         Section 11.2. MIRAMAR'S AGREEMENT

     Miramar will retain in confidence, and require its employees and permitted consultants, to retain in confidence all Confidential Information of Previo, and will make no use of such Confidential Information except under the terms and during the existence of this Agreement (including any renewals of this Agreement) , and for a period of three years after. However, Miramar shall have no obligation to maintain the confidentiality of information that: (i) it received rightfully from another party prior to its receipt from Previo; (ii) Previo has disclosed to a third party without any obligation to maintain such information in confidence; (iii) Miramar can document as having been independently developed by or for Miramar without use of Previo's Confidential Information; or (iv) becomes publicly available by means other than breach of Miramar's obligations under this Agreement. Further, Miramar may disclose Confidential Information as required by governmental or judicial order, provided Miramar gives Previo prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure. Miramar shall treat the terms and conditions of this Agreement as confidential; however, Miramar may disclose such information in confidence to its immediate legal and financial consultants as required in the ordinary course of Miramar's business.

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                                       24
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         Section 11.3. DEFINITION OF CONFIDENTIAL INFORMATION

     As used in this Agreement, "Confidential Information" shall mean information of a party including, without limitation, the terms and conditions of this Agreement, the Previo Customer List defined in Section 14.2, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics, PRDs, Test Plans, Acceptance Test Plans, and other technical, business, financial and product development plans, forecasts, strategies and information that is marked "Confidential" or, if disclosed verbally, identified as confidential at the time of disclosure or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential.

Article 12.0 LIMITED WARRANTY

         Section 12.1. CONFORMITY WITH SPECIFICATIONS

     Miramar warrants that the Modified Product will operate substantially in conformity with the PRD for a period of three hundred and sixty five (365) calendar days from the Acceptance Date. In the event that Previo finds what it believes to be errors in or a failure of the Modified Product, as delivered to Previo, that constitute a breach of the warranty set forth in this Section 12.1, and provided that Previo has notified Miramar of such error or failure during the warranty period, Miramar will use reasonable commercial efforts to promptly correct, at no charge to Previo, any such errors or failures. This is Previo's sole and exclusive remedy, and Miramar's sole obligation, for any express or implied warranties hereunder. Miramar's obligation to provide ongoing maintenance of the Modified Product is as described in Sections 8.1 and 8.2.

         Section 12.2. LIMITATIONS ON WARRANTY

     THE EXPRESS WARRANTY SET FORTH IN SECTION 12.1 CONSTITUTES THE ONLY WARRANTY WITH RESPECT TO THE MODIFIED PRODUCT. MIRAMAR MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE MODIFIED PRODUCT AND EXPRESSLY DISCLAIMS ON THE BEHALF OF ITSELF AND ITS LICENSORS ALL WARRANTIES OF MERCHANTABILTY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT THERETO. MIRAMAR DOES NOT WARRANT THAT THE MODIFIED PRODUCT OR DOCUMENTATION ARE ERROR-FREE OR THAT OPERATION OF THE PRODUCT WILL BE UNINTERRUPTED AND HEREBY DISCLAIMS ANY ALL LIABILTY ON ACCOUNT THEREOF. MIRAMAR EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF NON-INFRIGEMENTS; THE SOLE REMEDY FOR INFRINGEMENT IS PROVIDED IN
Article 16.0. THIS SUBSECTION SHALL BE ENFORCEABLE TO THE EXTENT ALLOWED BY APPLICABLE LAW.

Article 13.0 PARTIAL EXCLUSIVITY

         Section 13.1. GENERAL

     Except as expressly provided in Section 13.2 below, the parties hereto agree that nothing contained in this Agreement shall be construed as creating an exclusive relationship between the parties; rather, this Agreement is non-exclusive and nothing in this Agreement shall prevent either party from entering into the same or similar relationship with others, or from marketing or developing similar or competing relationships with others, or from pursuing any business opportunities or concepts independently of the other parties to this Agreement.

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         Section 13.2. AS TO PREVIO COMPETITOR

     Subject to the early termination provisions set forth in this Section, and conditioned upon Previo's timely making the Royalty Fee prepayments contemplated in Section 9.2.3 and Schedule 3, for a period commencing on the Contract Date and terminating on a date which is two (2) years after the Acceptance Date, Miramar agrees that it will not provide the Modified Product or a modified version of the Product to one of Previo's competitors, [...***...]. Previo may, at its option, extend the term of the restriction as set forth in this Section by making the further prepayments of the Royalty Fee described in Schedule 3. Notwithstanding the foregoing, however, upon the expiration of one (1) year after the Acceptance Date, Miramar shall have the right to terminate the restrictions of this Section 13.2 effective at the end of any calendar quarter (including upon the expiration of the first year after the Acceptance Date) by notifying Previo at least five (5) days prior to the date on which Previo is required to make a Royalty Fee prepayment for the subsequent quarter of Miramar's desire to terminate the restrictions of this Section 13.2 In this event, Miramar shall promptly return to Previo any then unused prepaid Royalty Fees. The restrictions of this Section 13.2 shall expire and lapse automatically and immediately in the event that Previo elects not to make, or fails to make, any Royalty Fee prepayment as required or permitted by Section 9.2.3 and
Schedule 3. Once the restriction set forth in this Section 13.2 has expired, lapsed or terminated, however, it may not be revived without the express written consent of Miramar.

         Section 13.3. AS TO PREVIO'S SECOND COMPETITOR

     Miramar may at any time during the course of this agreement provide a version of the Modified Product to [...***...] for incorporation into their [...***...] product line. In the event that [...***...] announces the availability, or begins shipment of a [...***...] product, which incorporates Miramar's Modified Product (or another modified version of the Product for integration in the [...***...] product), then the royalty rate table (Schedule
2) shall [...***...] and the royalty rate for Tiers 4 and 5 shall [...***...].

         Section 13.4. PREVIO CUSTOMERS

     Miramar shall have no direct contractual obligations to any Previo Product end-user or any reseller engaged by Previo.

Article 14.0  COVENANT TO ATTRIBUTE CONTRIBUTION; ADDITIONAL REPORTING

         Section 14.1. ATTRIBUTION

     Previo shall, in all advertising, documentation (whether physical or electronic) for the Previo Product, and other materials used for marketing or in connection with the sale or distribution of the Previo Product, prominently attribute to Miramar the contribution, by Miramar, of the Modified Product to the Previo Product. Attached hereto as Exhibit B are the policies and terms upon which such attribution will be made.

     Should Miramar choose to use the existence of the relationship or a description of the Modified Product in advertising, documentation, or other marketing and sales materials, whether physical or electronic, Previo shall retain the right to approve these materials, such approval not to be unreasonably withheld.

         Section 14.2. REPORTING REGARDING CUSTOMERS

     Previo shall, on a calendar quarterly basis, deliver to Miramar a list of all Previo customer names ("Customer List"), addresses and contact information for all licenses or sales of the Previo Product for such calendar quarter. Miramar acknowledges and understands that such information will not be available nor supplied for customers who obtain the Previo Product through Previo's resellers, OEMs or via ASP or MSP services. Miramar shall treat the information delivered under this Section 14.2 as Confidential Information, and will restrict the use of such information to the purpose of marketing and selling other Miramar products.

Confidential Information                       *CONFIDENTIAL TREATMENT REQUESTED

     Miramar acknowledges that the Customer List is Confidential Information of Previo and is proprietary to Previo. Miramar further acknowledges that should Miramar assign or transfer its rights or obligations under this Agreement that upon the written objection by Previo according to the provisions of Section 17.4, all physical and electronic copies of the Customer Lists shall be returned to Previo, all rights to use such Customer Lists will be terminated, and any further obligation of Previo to provide such Customer Lists will also be terminated.

Article 15.0 TERMINATION FOR DEFAULT

         Section 15.1. TERMINATION ON MATERIAL DEFAULT

     Subject to the requirements of Section 15.2, either party may, by written notice to the other party, terminate this Agreement in whole or in part upon the occurrence of a material default by either party in the performance of the terms and conditions of this Agreement. For purposes of this Agreement, a "material default" includes:

            a) the failure of the other party to pay any monies upon the terms contained herein;

            b) the failure of the other party to perform any of its material obligations under this Agreement;

            c) the other party shall become bankrupt, have an order of receivership issued against it, file a petition in bankruptcy, make any arrangement with or assignment in favor of the creditors or go into liquidation (other than voluntary liquidation for purposes of merger or reorganization, where it does not result in any material diminution of the other party's ability to perform its obligation hereunder).

         Section 15.2. NOTICE REQUIREMENT

     With respect to those material defaults which may be cured by the defaulting party, each party's right to terminate this Agreement for any of the reasons listed in Section 15.1 above may be exercised only if the defaulting party does not promptly implement the necessary measures to correct such failure within thirty (30) days (or more if authorized in writing by the non-defaulting party) after receipt of notice from the non-defaulting party specifying in reasonable detail the failure and if the defaulting party does not continue to diligently prosecute the cure to completion.

         Section 15.3. CONSEQUENCE OF TERMINATION

     The provisions of Articles 5, 10, 11, 12, 13.1, 16 and 17 shall survive the termination of this Agreement for any reason (including its expiration without renewal). In addition, the provisions of Article 6 shall apply, in certain circumstances, in the event of termination. In particular, end user licenses rightfully acquired from Previo during the term of this Agreement shall remain in force following termination. In addition, Previo's obligation to pay any amounts which are due but which are not yet paid at the time of such termination or expiration hereunder shall survive and continue upon such termination or expiration.

Article 16.0 INDEMNIFICATION AGAINST INFRINGMENT ACTIONS

         Section 16.1. BY MIRAMAR

     Miramar shall defend, indemnify and hold Previo, its customers, licensees, officers, directors, and employees harmless from and against any and all claims, judgments, costs (including reasonable attorneys' fees and costs), damages, liabilities and losses arising out of an infringement claim based on the use, possession, reproduction, incorporation, marketing, or relicensing by Previo of the Modified Product furnished hereunder (an "Infringement Claim"), and will pay resulting costs, damages and legal fees finally awarded against Previo in such suit that are attributable to an Infringement Claim; provided, however that Previo (a) promptly notifies Miramar in writing of any such Infringement Claim,
(b) allows Miramar sole control over the defense and all related settlement negotiations of such Infringement Claim and (c) cooperates with Miramar in a timely manner, at Miramar's expense, in defending or settling such Infringement Claim. Miramar may, at its sole discretion, (i) procure for Previo the right to continue using the same or (ii) replace or modify it with a Modified Product that is substantially similar in functionality to the Modified Product and is reasonably acceptable to Previo to make it non-infringing; or, (iii) in the event that Miramar shall determine that neither (i) or (ii) above are commercially reasonable, Miramar may terminate this Agreement upon thirty (30) days written notice and refund to Previo any then unused prepaid Royalty Fees.

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        Section 16.2. BY PREVIO

     Miramar shall have no liability for and Previo shall defend, indemnify and hold Miramar, its licensors, officers, directors and employees harmless from and against any and all claims, judgments, costs (including reasonable attorney's fees and costs), damages, liabilities and losses arising out of an infringement claim that is based upon: (a) use of other than the then-current, unaltered release of the Product or Modified Product; (b) use, operation or combination of the Modified Product with non-Miramar programs, data, methods, equipment or documentation, if such infringement would have been avoided but for such use, operation or combination; (c) damages that are a result of Previo's or its agent's activities that take place after Miramar has notified Previo that Miramar believes such activities may result in an infringement of third party rights; (d) any modifications or marking of the Modified Product not specifically authorized herein or in writing by Miramar; (e) use of the Product by Previo that is outside the scope of the license granted under Article 4 of this Agreement; or (f) any claim for damages, whether or not arising in the context of an infringement action, from any Previo customer through Previo for damages of any kind.

Article 17.0 MISCELLANEOUS

         Section 17.1. FORCE MAJEURE

     Neither party will be liable for any failure to perform due to unforeseen circumstances or causes beyond the parties reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, flood, accident, strikes, inability to secure transportation, facilities, fuel, energy, or materials, provided it promptly notifies the other party of its inability to fulfill its non-monetary obligations and its reasonable estimation of the duration of its inability to fulfill its non-monetary obligations; provided, however, that non-performing party shall exercise reasonable efforts to commence fulfillment of its obligations hereunder as soon as possible and shall proceed to perform such obligations once the cause(s) are removed. Time for performance will be extended by the length of the force majeure.

         Section 17.2. RELATIONSHIP OF THE PARTIES

     Both parties hereto are independent contractors. Neither party will have the authority to act for and/or bind the other in any way, or to represent that either is responsible for the acts of the other. This Agreement will not be construed as forming a partnership between the parties. Either party is authorized to use the other's name as partner for marketing purposes with the other parties' written consent in each instance, which consent shall not be unreasonably withheld.

         Section 17.3. NOTICES AND REQUESTS

     All notices and requests required under this Agreement will be in writing, will reference this Agreement (including its Contract Date) and will be deemed given upon delivery if personally delivered or upon receipt if sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses listed at the beginning of this Agreement, which addresses may be modified upon subsequent written notice. In addition, any notice delivered to MIRAMAR shall be copied to the following address:

                            Attn: Michael Stein, CFO
                              MIRAMAR SYSTEMS, INC.
                             10 East Yanonali Street
                             Santa Barbara, CA 93101

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         Section 17.4. NO ASSIGNMENT OR TRANSFER

     Neither party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any assignment or transfer made in violation of this provision shall be null and void and of no further force or effect.

         Section 17.5. ENTIRE AGREEMENT

     This Agreement and the exhibits and schedules attached hereto constitute the entire Agreement between the parties, superceding any and all prior or contemporaneous written and oral agreements or understandings of the parties with respect to the subject matter hereof. No change, waiver, or discharge hereof shall be valid unless it is in writing and is executed by the party against whom such change, waiver, or discharge is sought to be enforced.

         Section 17.6. SUCCESSORS AND ASSIGNS

     This Agreement is binding upon the respective heirs, executors, administrators, legal representatives, successors and permitted assigns of each party hereto.

         Section 17.7. INVALIDITY

     If any term, covenant, condition or provision thereof, of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement shall be in full force and effect and shall in no way be affected, impaired or invalidated. If any provision of this Agreement is not valid and such invalidity reveals a situation not provided for by this Agreement, the parties to this Agreement will jointly seek an arrangement having a valid legal and economic effect as similar as possible to the ineffective provision and covering the scope of any missing provision in a manner reasonably directed to the purpose of this Agreement.

         Section 17.8. GOVERNING LAW

     The terms herein will be governed by the laws of the State of California, except to the extent such laws are preempted or superceded by the federal laws of the United States of America, which laws shall govern to the extent so preempted or superceded. PREVIO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF CALIFORNIA, U.S.A. AND HEREBY AGREES THAT ANY SUCH COURT SHALL BE A PROPER FORUM FOR THE DETERMINATION OF ANY DISPUTE ARISING HEREUNDER.

         Section 17.9. REMEDIES

     Except as may be otherwise provided in this Agreement, the rights or remedies of the parties hereunder are not exclusive, and either party shall be entitled alternatively and cumulatively, subject to the other provisions of this Agreement, to damages for breach, to an order requiring specific performance, or to any other remedy available at law or in equity.


                                [END OF DOCUMENT]

                 SCHEDULES AND EXHIBITS BEGIN ON FOLLOWING PAGE

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                                       29

                                   SCHEDULE 1


                       DEVELOPMENT OF MODIFIED PRODUCT AND
                  SCHEDULE OF TESTING, ACCEPTANCE AND REJECTION


Confidential Information

                                   SCHEDULE 2

                    ROYALTY FEE PERCENTAGES AND ROYALTY FLOOR


                                   [...***...]


Confidential Information                       *CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE 3

                             ROYALTY FEE PREPAYMENTS


Upon establishment of the Acceptance Date, all subsequent payment will occur on the date three months there-after and be due and payable on that date. For example, if the Acceptance Date occurs on January 18, 2000, then the "Payment 2" will be due 90 days later (April 17). Payments 9 through 12 will be required should Previo elect to extend the agreement for an additional one year term as referred to in Article 2.0 of this agreement.


---------------- ------------------------------------------------ ------------
Payment 1        At acceptance                                    [...***...]
---------------- ------------------------------------------------ ------------
Payment 2        At acceptance plus 1 quarter                     [...***...]
---------------- ------------------------------------------------ ------------
Payment 3        At acceptance plus 2 quarters at Previo's        [...***...]
                 option
---------------- ------------------------------------------------ ------------
Payment 4        At acceptance plus 3 quarters at Previo's        [...***...]
                 option
---------------- ------------------------------------------------ ------------
Payment 5        At acceptance plus 4 quarters at Previo's        [...***...]
                 option
---------------- ------------------------------------------------ ------------
Payment 6        At acceptance plus 5 quarters at Previo's        [...***...]
                 option
---------------- ------------------------------------------------ ------------
Payment 7        At acceptance plus 6 quarters at Previo's        [...***...]
                 option
---------------- ------------------------------------------------ ------------
Payment 8        At acceptance plus 7 quarters at Previo's        [...***...]
                 option
---------------- ------------------------------------------------ ------------
Payment 9        At acceptance plus 8 quarters should Previo      [...***...]
                 exercise the option to extend for one year
                 beyond initial two year term.
---------------- ------------------------------------------------ ------------
Payment 10       At acceptance plus 9 quarters; same provision    [...***...]
                 as Payment 9 above.
---------------- ------------------------------------------------ ------------
Payment 11       At acceptance plus 10 quarters; same provision   [...***...]
                 as Payment 9 above.
---------------- ------------------------------------------------ ------------
Payment 12       At acceptance plus 11 quarters; same provision   [...***...]
                 as Payment 9 above.
---------------- ------------------------------------------------ ------------

Confidential Information                       *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT A

                       MIRAMAR END-USER LICENSE AGREEMENT

Confidential Information

                                    EXHIBIT B

                     MIRAMAR CONTRIBUTION ATTRIBUTION POLICY


                                       35